United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 5, 2020

Date of Report (Date of earliest event reported)

LifeSci Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39244	83-3197402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 W. 55th St., #3401 New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 889-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2020, the registration statement (File Nos. 333-236466 and 333-236929) (the “Registration Statement”) relating to the initial public offering (“IPO”) of LifeSci Acquisition Corp.(the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated March 5, 2020, by and between the Company and Chardan Capital Markets, LLC (“Chardan”), as representative of the underwriters;

●	A Warrant Agreement, dated March 5, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated March 5, 2020, by and between the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated March 5, 2020, by and between Continental Stock Transfer & Trust Company and the Company;

●	An Administrative Services Agreement, dated March 5, 2020, by and between the Company and LifeSci Capital LLC;

●	A Subscription Agreement, dated March 5, 2020, by and between the Company and LifeSci Holdings LLC;

●	A Subscription Agreement, dated March 5, 2020, by and between the Company and Rosedale Park, LLC;

●	A Stock Escrow Agreement, dated March 5, 2020, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company; and

●	A Registration and Stockholder Rights Agreement, dated March 5, 2020, by and among the Company, LifeSci Holdings LLC, Rosedale Park, LLC and the initial shareholders of the Company.

On March 10, 2020, the Company consummated the IPO of 6,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one warrant (“Warrant”) entitling its holder to purchase one-half of one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any.

As of March 10, 2020, a total of $60,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of March 10, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with (i) LifeSci Holdings LLC of 1,570,000 warrants (the “Private Warrants”) and (ii) Rosedale Park, LLC of 1,000,000 Private Warrants, each at a price of $0.50 per Private Warrant, generating total proceeds of $1,285,000.

The Private Warrants are identical to the warrants sold in the IPO except that each Private Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share, and the Private Warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Warrants.

The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2020, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2020, by and between the Registrant and Chardan Capital Markets, LLC.

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated March 5, 2020, by and between Continental Stock Transfer & Trust Company and the Registrant.

10.1	Letter Agreements, dated March 5, 2020, among the Registrant and the Registrant’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated March 5, 2020, by and between Continental Stock Transfer & Trust Company and the Registrant.

10.3	Stock Escrow Agreement, dated March 5, 2020, among the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration and Stockholder Rights Agreement, dated March 5, 2020, by and between the Registrant and Initial Stockholders.

10.5	Administrative Services Agreement, dated March 5, 2020, by and between the Registrant and LifeSci Capital LLC.

10.6	Subscription Agreement, dated March 5, 2020, by and between the Registrant and LifeSci Holdings LLC.

10.7	Subscription Agreement, dated March 5, 2020, by and between the Registrant and Rosedale Park, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2020

LIFESCI ACQUISITION CORP.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

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